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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES


Waterlink Separations, Inc., a Delaware Corporation
Waterlink Technologies, Inc., a Delaware Corporation
Waterlink Management, Inc., an Ohio Corporation
Barnebey Sutcliffe Corporation, an Ohio Corporation
C'treat Offshore, Inc., a Texas Corporation
Waterlink Biological Wastewater Systems, Inc., a Delaware corporation Waterlink N.S. , Inc., a Delaware Corporation
Bioclear Technology ULC, a Nova Scotia corporation
Axel Johnson Engineering GmbH, a German corporation
Nordic Water Products AB, a Swedish corporation
Nordic Water Products SL, a Spanish corporation
Waterlink OY, a Finnish Corporation
Waterlink Germany GmbH, a German corporation
Waterlink Sweden AB, a Swedish corporation
Waterlink AB, a Swedish corporation
Waterlink Benelux BV, a Netherlands corporation
Noxon AB, a Swedish corporation
Zickert Products AB, a Swedish corporation
Waterlink UK Holdings Limited, a UK corporation
Waterlink UK Limited, a UK corporation
Sutcliffe Speakman Carbons Limited, a UK corporation
Sutcliffe Croftshaw Limited, a UK corporation
Lakeland Processing Limited, a UK corporation
Sutcliffe Speakmanco 5 Limited, a UK corporation
Sutcliffe Speakman Limited, a UK corporation
Waterlink MTS Limited, a UK corporation